Exhibit 5.1

Client Matter No.: 73639-00004

March 17, 2010

Power-One, Inc.
740 Calle Plano

Camarillo, California 93012

Re:                               New Power-One, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (the “Registration Statement”), of New Power-One, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 88,369,957 shares of the Company’s common stock, par value $.001 per share (the “Shares”), to be issued in connection with the reorganization contemplated by the Agreement and Plan of Reorganization in the form annexed to the Registration Statement (the “Reorganization Agreement”) by and among the Company, Power-One, Inc. (“Power-One”) and Power-One Merger Sub, Inc.

We have examined the originals, or photostatic or certified copies, of the Registration Statement, the Reorganization Agreement, and such other records of the Company and Power-One and certificates of officers of the Company and Power-One and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued as described in the Registration Statement and in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP